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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-13467) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-5240, 33-8658 and 2-99919)
and the related Prospectuses of Allen Telecom Inc. of (a) our report dated February 16, 1999, except as to paragraph five of Note 9, which is as of March 1, 1999, on our audits of the consolidated financial statements of Allen Telecom Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report has been incorporated by reference in this Annual Report on Form 10-K from the 1998 Annual Report to Stockholders of Allen Telecom Inc. (a copy of which is filed as Exhibit 13 to this Report) and appears on page 26 therein, and (b) our report dated February 16, 1999, except as to paragraph five of Note 9, which is as of March 1, 1999, on our audits of the financial statement schedule for the years ended December 31, 1998, 1997 and 1996 of Allen Telecom Inc., which report appears on page 13 in this Annual Report on Form 10-K. We also consent to the references to our firm in the above-mentioned Prospectuses under the caption "EXPERTS".



                                                      PricewaterhouseCoopers LLP









Cleveland, Ohio
March 26, 1999